Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Other Service Providers - Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated February 28, 2025, and each included in this Post-Effective Amendment No. 56 to the Registration Statement (Form N-1A, File No. 333-104972) of Morgan Stanley Institutional Liquidity Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated December 23, 2024, with respect to the financial statements and financial highlights of Prime Portfolio, Government Portfolio, Government Securities Portfolio, Treasury Portfolio and Treasury Securities Portfolio (five of the funds comprising Morgan Stanley Institutional Liquidity Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 28, 2025